SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Trian Fund Management, L.P. (“Trian”) launched Facebook, LinkedIn, X (formerly known as Twitter), Instagram, Reddit and YouTube pages (the “Social Media Pages”) regarding The Walt Disney Company (the “Company”). Copies of the contents of the Social Media Pages are attached herewith as Exhibit 1. Trian has also launched a website in connection with its solicitation of shareholders of the Company, which is available at www.restorethemagic.com (the “Website”). Copies of the materials posted to the Website are filed herewith as Exhibit 2. From time to time, Trian may publish the advertisements attached herewith as Exhibit 3 to the Social Media Pages, search engines and other social media platforms that will direct viewers to the Website.

On January 18, 2024, Trian issued a press release (the “Press Release”) related to the Company, which Trian also simultaneously published to the Website. A copy of the Press Release is attached herewith as Exhibit 4. From time to time, Trian or its affiliates may publish the Press Release, or portions thereof, to the Social Media Pages or otherwise disseminate to shareholders of the Company. Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise is filed herewith as Exhibit 5.

The following contains statements by Trian that, beginning on January 18, 2024, will be advertised on search engines and social media platforms that will direct viewers to the Website. In some cases, references to “Disney” in these statements may be replaced with “DIS.”

Disney has Underperformed

Meet Trian's Board Nominees

Disney's Board Needs Focus

Disney's Board Needs Alignment

Restore the Magic at Disney

Disney's stock (including dividends) has underperformed both the S&P 500 and peers

We believe the Disney board is too closely connected to a long-tenured CEO

We believe the Disney board is too disconnected from shareholders' interests

Trian and other shareholders remain committed to a long-awaited turnaround. Learn more

It's time to #RestoreTheMagic

Meet Trian's Board Nominees

The Board Needs Focus

The Board Needs Alignment

The company's stock (including dividends) has underperformed both the S&P 500 and peers

We believe the Board is too closely connected to a long-tenured CEO

We believe the Board is too disconnected from shareholders' interests

Trian and other shareholders remain committed to a long-awaited turnaround. Learn more

Exhibit 1

TRIAN
PARTNERS

RESTORE THE MAGIC

Restore The Magic

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Intro

The Walt Disney Co. is floundering despite its world-class assets. Visit our website to learn more.

Page · Amusement & Theme Park

bit.ly/rtm-nfb

About

Contact and basic info

Page transparency

Categories

Amusement & Theme Park

Websites and social links

https://bit.ly/rtm-nfb

Website

TRIAN
PARTNERS

Restore The Magic

@RestoreTheMagic

Disney, the world's greatest entertainment company, has disappointed its shareholders. Tri...

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About

Disney, the world's greatest entertainment company, has disappointed its shareholders. Trian, which beneficially owns a ~$3B stake, wants to #RestoreTheMagic.

Links

Restore The Magic
bit.ly/rtm-nyt

Twitter
twitter.com/RestoringMagic

LinkedIn
linkedin.com/company/restoringmagic

Facebook
facebook.com/restoremagic

Instagram
instagram.com/restoringmagic

Reddit
reddit.com/user/RestoringMagic

Channel details

www.youtube.com/@RestoreTheMagic

Joined Jan 7, 2024

Exhibit 2

Restore the Magic | Trian Partners
STAY IN TOUCH

Restore The Magic

at The Walt Disney Company

Trian believes Disney is the world's greatest entertainment company, BUT it hasn't performed for shareholders

We want this beloved company to live up to its potential for shareholders and generations of Disney fans.

Trian beneficially owns a ~$3B stake and believes the board needs new, truly independent directors. Trian's board nominees, Nelson Peltz and Jay Rasulo, want to #RestoreTheMagic.

Disney Shareholders and Fans Not Feeling The Love

Trian loves Disney, but does Disney leadership love its shareholders and fans? Over the past decade, Disney's shareholders would've been much richer if they'd invested in the S&P 500 OR Disney's self-selected media peers instead. Trian's board nominees Nelson Peltz and Jay Rasulo want to help.

Total Shareholder Return (10-Year)

40%
208%
441%
Disney
S&P 500
Disney's Self-Selected Media Peers

Source 1 and 2

> "[Nelson] Peltz can be a change agent because right now the [Disney] Board seems downright unfocused."
>
> Jim Cramer
> Mad Money; December 5, 2023

Disney's Board Needs Focus, Alignment and Accountability

Trian believes the root cause of Disney's underperformance is a board that is too closely connected to a long-tenured CEO and too disconnected from shareholders' interests.

Disney's non-management directors have watched as shareholder returns have lagged.

Non-Management Disney Directors[3]	Years of Tenure	Disney TSR During Tenure	S&P 500 TSR During Tenure
Mary Teresa Barra	6	-15%	96%
Safra A. Catz	6	-23%	69%
Amy L. Chang	2	-54%	6%
Francis A. deSouza	6	-23%	69%
Carolyn N. Everson	1	-15%	11%
Michael B.G. Froman	5	-24%	64%
Maria Elena Lagomasino	8	-23%	137%
Calvin R. McDonald	2	-54%	6%
Mark G. Parker	8	-12%	156%
Derica W. Rice	5	-26%	69%

Source 3

Who's Invested in Disney's Future?

Disney CEO Bob Iger has sold more than $1 billion in company stock since 2005 and currently only owns ~$19M of DIS stock. Disney's non-management directors **collectively** only own ~$14M in DIS stock. Meanwhile, the rest of the shareholders, like Trian, remain deeply invested in the hoped-for turnaround at Disney. Trian's board nominees, Nelson Peltz and Jay Rasulo, still believe in the Disney magic.

Value of Position in Disney

Aggregate Non-Management Directors
~$14M
Mr. Iger's Beneficial Ownership
~$19M
Trian's Beneficial Ownership
$3B

Sources 3 and 4

"Disney over the past year has struggled mightily with a surprising number of flops, declining along with massive losses in its streaming business. [Nelson] Peltz is looking for a turnaround."

Krystal Hurr
CNN Business: The battle for the future of Disney just got serious; December 14, 2023

Trian believes that Disney's board needs highly qualified, truly independent directors whose interests align with shareholders. Join us as we work to #RestoreTheMagic.

About Nelson Peltz

About James A. ("Jay") Rasulo

About Trian

Trian Files Preliminary Proxy Statement For Disney's 2024 Annual Meeting, 1/18/24

Trian's Preliminary Proxy Statement, 1/18/24

Trian Nominates Two Candidates to the Walt Disney Company Board, 12/14/23

Trian Issues Statement Regarding The Walt Disney Company Board, 11/30/23

Source 5

RESTORE THE MAGIC | TRIAN PARTNERS

STAY IN TOUCH

Trian Nominates Two Candidates To The Walt Disney Company Board

Believes the Disney Board's Lack of Focus, Alignment, and Accountability Has Resulted in Chronic Underperformance at One of the World's Most Iconic Companies

NEW YORK AND PALM BEACH, FL., December 14, 2023 – Trian Fund Management, L.P. (together with its affiliates, "Trian", "our" or "we"), which beneficially owns $3 billion of common stock in The Walt Disney Company (NYSE: DIS) ("Disney" or the "Company"), today submitted a notice of its intention to nominate two independent director candidates for election to the Disney Board of Directors (the "Board") at the Company's 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting").

Disney is one of the most iconic companies in the world with unrivaled scale, unparalleled customer loyalty, irreplaceable intellectual property ("IP"), and an enviable commercial flywheel. However, Disney has woefully underperformed its peers and its potential.

Earnings per share ("EPS") in the most recent fiscal year were lower than the EPS generated by Disney a decade ago and were over 50% lower than peak EPS despite over $100 billion of capital invested. Margins in both Disney's Direct-to-Consumer business and its consolidated media operations significantly lag peers despite Disney having scale and superior IP.[1]

For shareholders, this subpar performance has destroyed value. Disney stock has underperformed the stocks of Disney's self-selected proxy peers and the broader market over every relevant period during the last decade and during the tenure of each non-management director. Furthermore, it has underperformed since Bob Iger was first appointed CEO in 2005 – a period during which he has served as CEO or Executive Chairman (directing the Company's creative endeavors in this role) for all but 11 months. Disney shareholders were once over $200 billion wealthier than they are now.[2]

Unfortunately, the Board and CEO appear to have no conviction that things will get better. The non-management directors collectively own less than $15 million of Disney stock, and Mr. Iger has sold the vast majority of his ownership stake built up primarily through share-based compensation – more than $1 billion of Disney stock – leaving shareholders alone to face the daunting reality of a complex turnaround in a rapidly evolving industry.[3]

And, that turnaround does not appear to be materializing. Since Mr. Iger's first earnings call after returning as CEO:

- Tens of billions of shareholder value has been lost;
- Consensus EPS estimates for fiscal years 2024 and 2025 have fallen meaningfully, even as the Company claims to be cutting billions of costs; and
- Studio content continues to disappoint consumers, slowing the speed of the flywheel and threatening future earnings growth.

More generally, Disney appears no closer to adequately addressing the compensation misalignment, governance, and succession issues that have plagued the Company for decades.

The root cause of Disney's underperformance, in our view, is a Board that is too closely connected to a long-tenured CEO and too disconnected from shareholders' interests.[4] The Board, we believe, lacks objectivity as well as focus, alignment, and accountability. Although the recent appointment of two new directors to the Disney Board is a step toward greater Board objectivity (and a belated acknowledgement by the Company of the need for change), this reactive Board self-refreshment on the eve of a proxy contest is insufficient in our opinion both because the new directors were chosen without shareholder input and because they seemingly do not own meaningful amounts of stock.

"As Disney's largest active shareholder, we can no longer sit idly by as the incumbent directors and their hand-picked replacements stand in the way of necessary change, and peers and competitors continue to outperform," said Nelson Peltz, Trian's Chief Executive Officer and a Founding Partner. "In our view, Disney's Board has failed to fulfill its essential responsibilities – overseeing the development of an effective strategy, planning for orderly succession, aligning executive pay with performance, and ensuring accountability for operational execution. Shareholder-led board refreshment with focused and aligned directors who are accountable to the owners of the company is long overdue."

Trian's director candidates are dedicated, experienced, and positioned to help address the Company's considerable governance, strategic, financial, and operational challenges.

Trian's director candidates are:

- **Nelson Peltz.** Nelson is Trian's Chief Executive Officer and a Founding Partner and has served as a director on more than a dozen public company boards, including at world-class companies with best-in-class brands such as Procter & Gamble, Unilever, H. J. Heinz, Mondelēz and Ingersoll-Rand. Mr. Peltz's experience is unparalleled among public company directors as is his track record for prompting bold action to drive operational turnarounds, transformations, effective leadership succession processes, and value creation across numerous industries.
- **James A. ("Jay") Rasulo.** Jay spent three decades at Disney and served as Senior Executive Vice President and Chief Financial Officer of the Company from 2010 to 2015. During his tenure as CFO, the Company delivered compound annual returns for shareholders of approximately 27% and compounded EPS at a rate of approximately 20%, paid a consistent and generous dividend, and Disney's share price appreciated over 250%. Before being appointed CFO, Jay was Chairman of Walt Disney Parks and Resorts Worldwide from 2005 to 2009 and was President of Walt Disney Parks and Resorts from 2002 to 2005, delivering compounded high single-digit revenue and segment operating income growth annually. Bob Iger called Jay "a vital contributor to Disney's success" with "strategic acumen and savvy insight."[5]

"To resolve the malaise and crisis of confidence among Disney shareholders, the Board needs fresh perspectives from truly independent directors selected by the shareholders themselves," Mr. Peltz added. "Jay and I have the strategic, operating, financial, and governance expertise to help Disney and are committed to working with the other members of the Board and management team to address the fundamental issues underlying the Company's continued poor performance. There is much that can be done to revive Disney and restore the confidence of Disney shareholders, and Trian looks forward to discussing these opportunities with our fellow shareholders over the coming months."

"The Disney I know and love has lost its way," said Jay Rasulo. "As independent voices in the boardroom, Nelson and I are confident that the combination of my decades of experience at Disney, Nelson's significant boardroom skills and history of driving positive strategic change, and our combined consumer brands expertise and financial acumen, will be additive to the Disney Board. With a shareholder mandate, Nelson and I look forward to helping the Board and management reorient the Company towards delighting its consumers again and driving significant value for its owners."

About Trian Fund Management, L.P.

About Nelson Peltz

Nelson Peltz has been Chief Executive Officer and a Founding Partner of Trian Partners, an investment management firm for various investment funds and accounts, since November 2005. Mr. Peltz has served as a director of Unilever PLC (LSE: ULVR) since July 2022, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) (NYSE: MSGS) since September 2015, and The Wendy's Company (NASDAQ: WEN) since 2008. Mr. Peltz previously served as a director of H. J. Heinz Company (formerly NYSE: HNZ) from September 2006 to June 2013, Ingersoll-Rand plc (NYSE: IR) from August 2012 to June 2014, Legg Mason, Inc. (formerly NYSE: LM) from October 2009 to December 2014 and May 2019 to July 2020, MSG Networks Inc. (formerly NYSE: MSGN) from December 2014 to September 2015, Mondelēz International, Inc. from January 2014 to March 2018, Sysco Corporation (NYSE: SYY) from August 2015 to August 2021, The Procter & Gamble Company (NYSE: PG) from March 2018 to October 2021, Invesco Ltd. (NYSE: IVZ) from October 2020 to February 2022 and Janus Henderson Group plc (NYSE: JHG) from February 2022 to November 2022.

Mr. Peltz is actively involved with various civic organizations and serves as a member of the Board of Overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the Board of Trustees of NewYork-Presbyterian Hospital, a member of the Board of Governors of NewYork-Presbyterian Foundation, Inc., a member of the Board of Overseers of The Milken Institute, a member of the Honorary Board of Directors of the Prostate Cancer Foundation (formerly known as CaP CURE), a member of the Intrepid Advisory Council and a former member of the Board of Trustees of the Intrepid Museum Foundation.

About James A. ("Jay") Rasulo

James A. ("Jay") Rasulo currently serves as an independent advisor to, and investor in, various start-up and emerging companies. He serves on the board of iHeartMedia Inc. (NASDAQ: IHRT), where he is the Lead Independent Director, Chair of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees, since 2019. Mr. Rasulo previously served on the board of Saban Capital Acquisition Corporation (formerly NASDAQ: SCAC) from 2016 to 2019.

Mr. Rasulo was previously an executive at The Walt Disney Company (NYSE: DIS) from 1986 through 2015, having spent his last five years at Disney as the Company's Chief Financial Officer and Senior Executive Vice President. During his tenure at The Walt Disney Company, among other roles, he served as the Chairman of Walt Disney Parks & Resorts Worldwide and CEO of EuroDisney SCA. Prior to that time, he held strategic positions at Marriott Corporation (NASDAQ: MAR) and Chase Manhattan Bank.

Mr. Rasulo previously served as the Chairman of the Los Angeles Philharmonic Association, the U.S. Travel Association and the U.S. Travel and Tourism Promotion Advisory Board.

Mr. Rasulo is a graduate of Columbia University and received his M.A. and M.B.A. from the University of Chicago.

Disclaimer

Important Information

Notes:
Financials, Wall Street Consensus estimates, share price, ownership, and Total Shareholder Return ("TSR") data referenced are sourced from SEC filings and FactSet.

[1] Consolidated media operations margins refer to Last Twelve Months ("LTM") margins of Disney's Entertainment and Sports segments on a consolidated basis including an estimated allocation of unallocated corporate expense based on pro rata revenue contribution to Disney, excluding earnings in unconsolidated equity affiliates compared against Warner Bros. Discovery and Netflix.

[2] Disney performance measures TSR through 10/06/23 defined as the total return an investor would have received if they purchased one share of stock on the first day of the measured period (1, 3, 5, and 10 years), inclusive of share price appreciation and dividends paid. 10/06/23 represents the trading day prior to the WSJ article titled "Nelson Peltz Boosts Disney Stake, Seeks Board Seats" by Lauren Thomas and Robbie Whelan reporting on Trian's increased beneficial ownership in Disney shares and expected request for Board representation; Non-management director performance measures TSR from the effective start date of each member through 10/06/23; "Proxy Peers" represents the simple average of "Media Industry Peers" as defined in Disney's 2023 Proxy Statement and consists of Alphabet, Amazon, Apple, AT&T, Comcast, Meta, Netflix, Paramount, and Warner Bros. Discovery; "Broader Market" represents the S&P 500 which we highlight here only as a widely recognized index, however, for various reasons the performance of the index and that of the securities mentioned above may not be comparable. One cannot invest directly in an index. Robert A. Iger's performance measures TSR from 09/30/05, Mr. Iger's first day as CEO, through 10/06/23 – a period in which he was either CEO or Executive Chairman for all but 11 months; "Over $200 billion" represents the cumulative market value lost between Disney's all-time high closing price on 03/08/21 and 10/06/23.

[3] Robert A. Iger stock sold represents the cumulative net value of Disney shares sold based on Form 4 filings and Disney's 2023 Annual Proxy Statement.

[4] CNBC article titled "Disney's Wildest Ride: Iger, Chapek and the Making of an Epic Succession Mess" by Alex Sherman published on 09/06/23.

[5] James A. Rasulo was Chief Financial Officer at Disney from 01/01/10 through 06/30/15. Quotes from Disney press release titled "James A. Rasulo to Step Down as Chief Financial Officer of The Walt Disney Company" dated 06/01/15.

RESTORE THE MAGIC | TRIAN PARTNERS
STAY IN TOUCH

Disclaimer

This Website and the information contained herein (collectively, the "Website") are being made available to all shareholders of The Walt Disney Company ("Disney" or the "Company"). Except as otherwise set forth on this Website, the views expressed on this Website reflect the opinions of Trian Fund Management, L.P. ("Trian," together with certain of the funds, investment vehicles, and accounts it manages that hold shares of common stock of the Company, "Trian Partners"), and are based on publicly available information with respect to the Company. Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian Partners' conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian Partners disclaims any obligation to update the information or opinions contained on this Website. For the avoidance of doubt, this Website is not affiliated with or endorsed by Disney.

Certain financial projections and statements made herein have been derived or obtained from filings made with the United States Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Select figures presented on this Website have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Website does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

Not an Offer to Sell or Buy

The materials on this Website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own a significant number of shares of common stock, par value $0.01 per share, of the Company ("Shares"). These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities, and intend to continue trading in the securities of the Company. You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed on this Website. Consequently, Trian Partners' beneficial ownership of the Shares may vary over time depending on various factors, with or without regard to Trian Partners' view of the Company's business, prospects or valuation (including the market price of the Shares), including, without limitation, other investment opportunities available to Trian Partners, concentration of positions in the portfolios managed by Trian, conditions in the securities markets and general economic and industry conditions. However, neither Trian Partners nor the other Participants (as defined below) or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries. Trian Partners also reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation constituting a minority of the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

While certain of Trian's partners are current or former directors of certain of the publicly traded companies referred to herein, none of the information on this Website is derived from non-public information of such publicly traded companies. Although Trian Partners believes the statements made on this Website are accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Trian Partners makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Trian Partners, the other Participants and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Cautionary Statement Regarding Forward-Looking Statements

Though certain material on this Website may contain projections, nothing on this Website is intended to be a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee (i) that any of the proposed actions set forth on this Website will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this Website are accurate.

Therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Testimonials, Other Quotations and Third Party Statements

The individuals referenced on the testimonials page (i) are not current clients or investors of Trian, (ii) have not received compensation or other consideration in connection with the statements made herein, and (iii) have current or former business relationships with Trian that could create an incentive for them to speak favorably about Trian Partners. Specifically, such individuals may speak positively about their companies' investors or such investors' board representatives to develop and maintain such relationships rather than for any other reason.

Trian Partners has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian Partners does not endorse third-party estimates or research which are used on this Website solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of Trian Partners.

Concerning Intellectual Property

Website are the property of their respective owners, and Trian Partners' use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names.

Exhibit 3

Restore The Magic
Promoted

Trian beneficially owns ~$3B in Disney and believes the board needs new, truly independent directors. We want this beloved company to live up to its potential for shareholders and generations of $DIS fans. #RestoreTheMagic

Restore the Magic
Trian Partners
"To infinity ... and beyond!"
Buzz Lightyear
Toy Story
Click here for more important information
Source: Toy Story, 1995

Disney, The World's Greatest Entertainment Company | Trian
restorethemagic.com

Learn more

Restore The Magic

Promoted

Trian loves Disney, but does Disney leadership love its shareholders and fans? Over the past decade, $DIS shareholders would've been much richer if they'd invested in the S&P 500 OR $DIS self-selected peers instead. Trian's board nominees Nelson Peltz and Jay Rasulo want to help.

Disney Shareholders and Fans Not Feeling the Love
Restore the Magic
400%
350%
300%
250%
200%
150%
100%
50%
0%
40%
208%
441%
Disney
S&P 500
Disney's Self-Selected Peers
Total Shareholder Return (10-Year)
Click here for more important information
Source: FactSet, through October 6, 2023

Disney Has Disappointed Shareholders | Trian

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Restore The Magic
Promoted

Disney is the world's greatest entertainment company, BUT CEO Bob Iger has sold more than $1B of $DIS stock since 2005 and currently only owns ~$19M of $DIS stock. Meanwhile, the rest of the shareholders, like Trian, remain deeply invested in the hoped-for turnaround at Disney.

Restore the Magic
Who has sold more than $1B+ in Disney stock?
Disney's CEO Bob Iger
Click here for more important information
Source: FactSet. Bob Iger's sales data since 2005.

Disney CEO Iger Has Sold Most of His Stock – More Than $1 Billion

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Restore The Magic
Promoted

Disney is the world's greatest entertainment company, BUT each non-management director has watched as shareholder returns have lagged; collectively, they only own less than $15M in $DIS stock. Trian believes $DIS needs new, truly independent board members to #RestoreTheMagic.

Disney Board Blues

RESTORE THE MAGIC

Non-Management Disney Directors	Years of Tenure	Disney Relative TSR Underperformance vs. S&P 500 During Tenure
Maria Elena Lagomasino	8	-160%
Mark G. Parker	8	-167%
Mary Teresa Barra	6	-112%
Safra A. Catz	6	-92%
Francis A. deSouza	6	-92%
Michael B.G. Froman	5	-88%
Derica W. Rice	5	-96%
Amy L. Chang	2	-60%
Calvin R. McDonald	2	-60%
Carolyn N. Everson	1	-26%

Click here for more important information

Source: TSR data referenced are sourced from SEC filings and FactSet.
Company performance measures TSR through October 6, 2023
Note: Represents Disney's Board as of 10/06/23.

$DIS Has Underperformed Under Non-Management Directors

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Exhibit 4

 TRIAN FILES PRELIMINARY PROXY STATEMENT FOR DISNEY’S 2024 ANNUAL MEETING

NEW YORK, January 18, 2024 – Trian Fund Management, L.P. (together with its affiliates, “Trian”, “our”, “we” or “us”), which beneficially owns $3 billion of common stock in The Walt Disney Company (NYSE: DIS) (“Disney” or the “Company”), today filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its nomination of Nelson Peltz and James A. (“Jay”) Rasulo for election to the Disney Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”).

“It is unfortunate that a company as iconic as Disney and with so many challenges and opportunities has refused to seriously engage with us, its largest active shareowner, about board representation,” said Nelson Peltz, Trian’s CEO. “Instead of having a boardroom that would include directors with an ‘ownership mentality’ that can bring fresh perspectives to the Company’s challenges, Disney is resisting change and asking shareholders to endorse a Board comprised mainly of legacy directors (and their hand-picked successors) who have repeatedly failed to properly plan for CEO succession, misaligned the incentives of management, and failed to oversee or drive a strategy to get the streaming business to profitability or the studios to produce good content. Are Disney shareholders really to believe the current Board is able to heal these self-inflicted wounds?”

Mr. Peltz continued, “We respectfully believe the answer to that question is ‘no’ and we will seek the support of shareholders for meaningful change in the Board’s composition. It is time to ‘Restore the Magic’ at Disney.”

Despite Disney’s unrivaled scale, unparalleled customer loyalty, irreplaceable intellectual property, and an enviable commercial flywheel, Disney’s total shareholder return (“TSR”) is significantly lower than its peers and the broader market over every relevant period during the last decade, and over the tenure of each non-management director.i

	Relative TSR Ending October 6, 2023[i]
Disney’s TSR Relative To:	FQ1’23 Earnings	1-Year	3-Year	5-Year	10-year
S&P 500	(32%)	(34%)	(66%)	(89%)	(168%)
Peer Companies	(40%)	(48%)	(35%)	(77%)	(401%)

Trian believes this underperformance is the result of a Board that has failed to adequately perform its primary responsibilities as stewards of shareholder capital. Trian has therefore nominated two candidates for the Disney Board, Nelson Peltz and Jay Rasulo, each of whom has significant consumer brand expertise, financial acumen and a shareholder-first mindset. Mr. Peltz is the CEO of Trian, Disney’s largest active shareholder. Mr. Rasulo is Disney’s former Chief Financial Officer and was Chairman of Disney’s Parks and Resorts Worldwide.

Messrs. Peltz and Rasulo believe the role of the Board is to set achievable but ambitious goals and challenge the executive team to develop a detailed strategy and plan of execution for achieving those goals. A major problem at Disney, in Trian’s view, is that the goals have been amorphous and the execution poor.

Put very simply, Trian intends to work with the Board to help drive Disney’s outperformance with tangible targets, goals, and true accountability:

Acknowledged Issue	Disney’s Current Path[ii]	Trian’s Goals & Initial Perspectives
Corporate Governance	Preserve as much of the status quo as possible by playing defense – evidenced by limited changes to compensation and succession processes	Adopt best-in-class governance; finally complete a successful CEO succession; and align management pay with performance
Streaming Profitability	“Focused on achieving significant and sustained profitability” – no guidance or tangible targets beyond breakeven	Target and achieve Netflix-like margins of 15-20% by FY 2027
Future of ESPN	“Building ESPN into the preeminent digital sports platform” – lacking a tangible business plan or defined cost to shareholders	Commit to a reasonable, defined payback period and return profile on ESPN Flagship DTC and communicate it in detail prior to launch
Studio Creativity	“Improving the output and economics of our film studios”	Board-led review of creative processes and structure to restore leadership accountability and reclaim #1 box office position w/ leading economics
Parks and Experiences Growth	“Strategically investing in our Experiences business to turbocharge growth”	Execute on a clear vision for Parks targeting at least high-single digit operating income growth to ensure adequate returns on ~$60bn of capex

“We will have much more to say about these goals and the initiatives necessary to achieve them when we release our full presentation to shareholders,” continued Mr. Peltz. “But to be clear, Disney needs to again be the beacon of strategic clarity and exceptional execution it once was. No Disney shareholder should be content with the current strategic muddle or have to endure failed execution without accountability.”

Jay Rasulo added, “Nelson and I are not about strategic platitudes or soft goals. As Disney Board members, we would expect to help drive Disney’s financial performance by working with other Board members to set demanding but realistic goals (to which executive compensation will be tied) and provide rigorous oversight to help ensure accountability for operational execution and capital allocation. Disney was founded and built by owners. We believe restoring the magic at Disney starts with a focused, aligned and accountable board, intensely committed to returning an ‘ownership mentality’ to the boardroom. That, and a heavy dose of best-in-class corporate governance is the medicine Disney needs to fix its ailing shareholder returns.”

Biographical information on Trian’s nominees and additional materials can be found at RestoreTheMagic.com and on LinkedIn, Facebook, X and Instagram.

Trian expects that the 2024 Annual Meeting will take place in the Spring of 2024. Shareholders do not need to take any action at this time.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. (“Trian”) is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years’ operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse

Reevemark

(212) 433-4600

Trian@reevemark.com

Investor Contacts:

Matthew Peltz

(212) 451-3060

mpeltz@trianpartners.com

Ryan Bunch

(212) 451-3176

rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(212) 297-0720

(877) 629-6357

info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario

D.F. King & Co., Inc.

(212) 229-2634

Disney@dfking.com

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates (“Trian”), and are based on publicly available information with respect to the Company. Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian’s conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessary depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying form of blue proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the preliminary proxy statement on Schedule 14A filed by Trian Fund Management, L.P. with the SEC on January 18, 2024.

[i] Source: FactSet. Note: Disney relative performance measures TSR through 10/06/23 defined as the total return an investor would have received if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid. 10/06/23 represents the trading day prior to the WSJ article titled “Nelson Peltz Boosts Disney Stake, Seeks Board Seats” by Lauren Thomas and Robbie Whelan reporting on Trian’s increased beneficial ownership in Disney shares and expected request for Board representation; “Peer Companies” represents the simple average of “Media Industry Peers” as defined in Disney’s 2024 Preliminary Proxy Statement and consists of Alphabet, Amazon, Apple, Comcast, Meta, Netflix, Paramount, and Warner Bros. Discovery; “Broader Market” represents the S&P 500 which we highlight here only as a widely recognized index, however, for various reasons the performance of the index and that of the securities mentioned above may not be comparable. One cannot invest directly in an index; Non-management director performance measures TSR from the effective start date of each member (excluding Sir Jeremy Darroch, who was appointed to the Board effective as of 01/09/24) through 10/06/23.

[ii] Source: Company filings and transcripts. Note: All quotes sourced from Disney’s FQ4’23 earnings presentation and call transcript.

Exhibit 5

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to file a definitive proxy statement and accompanying form of proxy card with the SEC to be used in connection with the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”).

The “Participants” in this proxy solicitation are currently: (i) Trian Fund Management, L.P., a Delaware limited partnership (“Trian Management”), (ii) Trian Fund Management GP, LLC, a Delaware limited liability company (“Trian Management GP”), (iii) Nelson Peltz, (iv) Peter W. May (“Mr. May”), (v) Matthew Peltz, (vi) Josh Frank (“Mr. Frank”), (vii) James A. Rasulo (“Mr. Rasulo”), (viii) Trian Partners, L.P., a Delaware limited partnership (“Onshore”), (ix) Trian Partners Parallel Fund I, L.P., a Delaware limited partnership (“Parallel”), (x) Trian Partners Master Fund, L.P., a Cayman Islands limited partnership (“Offshore”), (xi) Trian Partners Co-Investment Opportunities Fund, Ltd., a Delaware limited partnership (“Co-Invest”), (xii) Trian Partners Fund (Sub)-G, L.P., a Delaware limited partnership (“Fund G”), (xiii) Trian Partners Strategic Investment Fund-N, L.P., a Delaware limited partnership (“Strategic N”), (xiv) Trian Partners Strategic Fund-G II, L.P., a Delaware limited partnership (“Strategic G-II”), (xv) Trian Partners Strategic Fund-K, L.P., a Delaware limited partnership (“Strategic K,” together with Onshore, Parallel, Offshore, Co-Invest, Fund G, Strategic N and Strategic G-II, the “Trian Funds” and the Trian Funds together with Trian Management and Trian Management GP, “Trian,” and Trian together with Nelson Peltz and Mr. May, the “Trian Parties”), (xvi) Isaac Perlmutter (“Mr. Perlmutter”), (xvii) The Laura & Isaac Perlmutter Foundation Inc., a Florida corporation (the “Perlmutter Foundation”), (xviii) Object Trading Corp., a Florida corporation (“Object”), (xix) Isaac Perlmutter T.A., a revocable trust formed under Florida law (the “Perlmutter Trust”), and (x) Zib Inc., a Florida corporation (“Zib”, and together with the Perlmutter Foundation, Object, and the Perlmutter Trust, the “Perlmutter Entities”).

As of the date hereof, Trian beneficially owns, collectively, 32,337,856 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (including 200 shares of Common Stock held in record name by certain Trian Funds), of which 25,569,059 shares of Common Stock are held by the Perlmutter Entities. Mr. Perlmutter, by virtue of his relationship to the Perlmutter Entities, may be deemed to share beneficial ownership with Trian Management over such 25,569,059 shares of Common Stock. Nelson Peltz beneficially owns 32,339,954.71 shares of Common Stock (including 98.71 shares of Common Stock held in record name under his name, 2,000 shares of Common Stock held in a separate account over which Nelson Peltz has sole voting and dispositive power, and 32,337,856 shares of Common Stock held by Trian, which Nelson Peltz beneficially owns by virtue of his position as the Chief Executive Officer and Founding Partner of Trian Management, the investment manager of the Trian Funds). Mr. May beneficially owns 32,337,856 shares of Common Stock held by Trian by virtue of his position as President and a Founding Partner of Trian Management. Mr. Rasulo beneficially owns 7,178 shares of Common Stock.

In addition to the 25,569,059 shares of Common Stock that Mr. Perlmutter may be deemed to beneficially own by virtue of his relationship to the Perlmutter Entities, Mr. Perlmutter may, as of the date hereof, be deemed to have sole beneficial ownership over 51,094 shares of Common Stock, which shares include 48,328 shares of Common Stock underlying options received by Mr. Perlmutter pursuant to the Company’s equity incentive plan while Mr. Perlmutter was an employee of the Company and 2,766 Shares held in Mr. Perlmutter’s individual retirement account.  All of such options have an expiration date of March 30, 2028 and have vested or will vest on dates ranging from December 17, 2021 to December 14, 2024 with exercise prices ranging from approximately $110.54 to $173.40. Mr. Perlmutter currently has a total of 6,127 performance-based restricted stock units that vest based on certain performance targets based on a performance end date of December 14, 2024. In addition, Mr. Perlmutter currently has a total of 1,111 time-based restricted stock units with a vesting date of December 14, 2024. Each of the Trian Parties expressly disclaims beneficial ownership of the shares of Common Stock over which Mr. Perlmutter has sole beneficial ownership. Except as set forth herein, none of the other Participants beneficially owns any shares of Common Stock.

Each of the Trian Parties, Mr. Perlmutter and the Perlmutter Entities expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by Mr. Rasulo. Mr. Rasulo expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by the Trian Parties, Mr. Perlmutter and the Perlmutter Entities.

Trian Management serves as the management company for each of the Trian Funds. Trian Management GP is the general partner of Trian Management, which serves as the management company for each of the Trian Funds. Mr. May is the President and a Founding Partner of Trian Management. Mr. Frank is a Partner and Co-Chief Investment Officer of Trian Management. Matthew Peltz is a Partner and Co-Chief Investment Officer of Trian Management. Mr. Perlmutter is a controlling person of the Perlmutter Entities.